UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 1999

                           GOLDEN STAR RESOURCES LTD.
                           --------------------------
             (Exact name of registrant as specified in its charter)

          Canada                       0-21708                  98-0101955
          ------                       -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                         1660 Lincoln Street, Suite 3000
                           Denver, Colorado 80264-3001
                           ---------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 830-9000

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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                                                                               2

Item 2.  Acquisition or Disposition of Assets.

         On September 30, 1999, Golden Star Resources Ltd., a Canadian company (the "Company"), and Anvil Mining NL, an Australian company ("Anvil"), completed their previously announced acquisition of 70% and 20%, respectively, of the common shares of Bogoso Gold Limited, a Ghanaian company ("BGL"). The Government of Ghana retained its remaining 10% equity interest in BGL. BGL is the owner of an operating gold mine in the Republic of Ghana, which the Company and Anvil intend to continue to operate.

         The acquisition was completed pursuant to a purchase agreement among the Company, Anvil and a consortium of banks led by the International Finance Corporation and Deutsche Investitions und Entwicklungsgesellschaft mbH of Germany. The initial purchase price for BGL was $6.5 million, which was funded using working capital and proceeds from the Company's August 24, 1999 offering of its subordinated convertible debentures, common shares and warrants. The acquisition also included the assignment to the Company and Anvil of 78% and 22%, respectively, of the existing indebtedness of BGL, previously owed to the banks and totaling approximately $34 million.

         The Company and Anvil may be required to make additional future payments to the banks, depending on the then-current price of gold and the potential acquisition of ore in Ghana outside of the region of BGL's mining interests. These payments may not exceed $10 million and are expected to be funded from BGL's cash flow. The Company and Anvil will also pay $5 million to the banks upon the first anniversary of the commencement of commercial mining of sulphide ore at the BGL mine.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

         It is currently not feasible to provide financial statements, pro forma or historical, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This initial report on Form 8-K will be amended as soon as is practicable, but no later than December 14, 1999, to include such financial statement information.

         (b) Pro forma financial information.

         See response to Item 7(a).
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         (c) Exhibits.


           Exhibit Number
      (Referenced to Item 601
         of Regulation S-K)                  Description of Exhibit
        --------------------                 ----------------------
                2.1              Revised and Restated Agreement, dated as of
                                 June 1, 1999, among the Company, Anvil and the other parties signatory thereto.
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                                                                               4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN STAR RESOURCES LTD.


                                        By: /s/ James E. Askew
                                           -------------------------------------
                                           Name: James E. Askew
                                           Title: President and Chief Executive
                                                  Officer

Dated: October 14, 1999

                                  EXHIBIT INDEX

Exhibit number
(Referenced to
Item 601 of
Regulation S-K)              Description of Exhibit                Page Number
---------------              ----------------------                -----------
     2.1             Revised and Restated Agreement, dated
                     as of June 1, 1999, among the Company,
                     Anvil and the other parties signatory
                     thereto.